UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): June 10, 2024

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Nevada
(State or Other Jurisdiction of Incorporation)

001-33245			04-3850065
(Commission File Number)			(I.R.S. Employer Identification No.)

2340 Corporate Circle, Suite 200
	Henderson,	Nevada
(Address of Principal Executive Offices)

89074
(Zip Code)
Registrant’s telephone number including area code: (888) 682-6671

No changes since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EIG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events
Item 8.01.    Other Events.
On July 26, 2023, the Board of Directors of Employers Holdings, Inc. (the “Company”) authorized a share repurchase program for repurchases of up to $50.0 million of the Company’s common stock from July 31, 2023 through December 31, 2024 (the “2023 Program”). On June 10, 2024, the Board of Directors authorized a $50.0 million addition to the 2023 Program, to $100.0 million, and extended the repurchase authority pursuant to the 2023 Program through July 31, 2025.
The 2023 Program provides that shares may be purchased in the open market and/or in privately negotiated transactions from time to time, and that all purchases shall be made in compliance with all applicable provisions of the Nevada Revised Statutes and federal and state securities laws, including Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended. Repurchases under the 2023 Program may be commenced, modified, or suspended from time to time without prior notice, and the 2023 Program may be suspended or discontinued at any time.
As of June 10, 2024, the Company had $55.8 million of remaining share repurchase authorization under the 2023 Program, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	June 11, 2024	/s/ Michael S. Paquette
Michael S. Paquette
Executive Vice President,
Chief Financial Officer